ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

bit 99.1ExhibiExhibit 99.1
99.1

NEWS RELEASE

Abraxas Announces 2017 Results

SAN ANTONIO (March 13, 2018) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and twelve months ended December 31, 2017.

Financial and Operating Results for the Three Months Ended December 31, 2017
The three months ended December 31, 2017 resulted in:

•	Production of 808 MBoe (8,788 Boepd)

•	Revenue of $29.6 million

•	Net loss of $4.1 million, or $0.02 per share

•	Adjusted net income(a) (excluding certain non-cash items) of $7.1 million, or $0.04 per share

•	EBITDA(a) of $17.6 million

•	Adjusted EBITDA per bank loan covenants of $17.8 million(a)

(a)	See reconciliation of non-GAAP financial measures below.

Financial and Operating Results for the Twelve Months Ended December 31, 2017
The twelve months ended December 31, 2017 resulted in:

•	Production of 2.7 MMBoe (7,391 Boepd)

•	Revenue of $86.3 million

•	Net income of $16.0 million, or $0.10 per share

•	Adjusted net income(a) (excluding certain non-cash items) of $20.3 million, or $0.13 per share

•	EBITDA(a) of $53.1 million

•	Adjusted EBITDA per bank loan covenants of $58.0 million(a)

(a)	See reconciliation of non-GAAP financial measures below.

Operational Update

Delaware Basin
In Ward County, Texas, Abraxas recently drilled and cased three wells and is drilling the fourth well on the Company’s 660’ downspacing test at Caprito. The four-well downspacing test consists of two Wolfcamp A2 wells, the Caprito 99-301H and Caprito 99-311H, and two Wolfcamp A1 wells, the Caprito 99-202H and Caprito 99-211H. With success, Abraxas' assumed well spacing will move from 1320’ spacing to the apparent industry norm 660’ spacing in the Wolfcamp A1 and A2. These wells are scheduled for an April completion date. Abraxas owns a 57.8% working interest in the Caprito 99-301H, Caprito 99-311H, Caprito 99-202H and Caprito 99-211H.

Abraxas' next pad will be the Greasewood 201H and 301H. These locations are four sections north of our Caprito acreage and will test the Wolfcamp A1 and A2. Abraxas owns a 100% working interest in these wells.

On February 28, 2018, Abraxas closed on the acquisition of 944 net acres in Winkler County for $14.3 million. Abraxas' combined net Bone Spring/Wolfcamp acreage position now consists of 9,211 net acres.

Williston Basin
At Abraxas' North Fork prospect, in McKenzie County, North Dakota, the Company recently drilled and cased the Yellowstone 5H-7H wells in which the Company owns a 52% working interest. These wells are scheduled for a June completion date. Abraxas also recently drilled and cased the Lillibridge 9H-12H wells in which the Company owns a 25-29% working interest. These wells are scheduled for a July completion date. Abraxas' next pad will be the Ravin 9H-12H in which we estimate we will own a 50% working interest.
Comments
Bob Watson, President and CEO of Abraxas commented, “2017 was a year of tremendous accomplishments for Abraxas.  In early 2017, Abraxas commenced and executed a successful equity offering with four distinct goals: de-risk four zones on our Ward County assets, add Bone Spring/Wolfcamp acres in the Delaware Basin at a reasonable cost, grow our production base to critical mass and maintain our balance sheet.  We are happy to report that we successfully de-risked the Wolfcamp A1, Wolfcamp A2, Wolfcamp B and Third Bone Spring on our acreage position in Ward County.  Since January 2017, we added approximately 4,000 net Bone Spring/Wolfcamp acres to our Delaware Basin position.   We reached critical mass with our production base as evidenced by our 11,480 Boepd production average during the month of January 2018.   Finally, we ended the year with a solid balance sheet that will enable us to continue our two rig program and remain acquisitive in the Delaware Basin.”

“Our goals for 2018 remain largely unchanged.  We will look to continue to expand our acreage position in the Delaware Basin at a reasonable cost while protecting our balance sheet, streamline our portfolio by continuing to divest non-core assets, further delineate our acreage position by drilling outside of Caprito and test downspacing to the industry norm 660 feet between wells in the same zone.   Ultimately, success on these fronts will position Abraxas for an optimal multi-year, high return and focused development program in the Delaware Basin. We look forward to updating the street on the results of these efforts in the near future."

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its fourth quarter and year end 2017 earnings conference call at 11 AM ET on March 14, 2018. To participate in the conference call, please dial 844.347.1028 and enter the passcode 7399815. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available through April 11, 2018 by dialing 855.859.2056 and entering the passcode 7399815 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Permian Basin, Rocky Mountain, and South Texas regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Financial Results:
Revenues	$29,588	$22,007	$86,264	$56,555
Net (loss) income	(4,109)	(5,301)	16,006	(96,378)
Net (loss) income per share – basic	$(0.02)	$(0.04)	$0.10	$(0.79)
Net (loss) income per share – diluted	$(0.02)	$(0.04)	$0.10	$(0.79)
Capital expenditures	43,715	7,031	135,078	31,663
EBITDA(a)	17,589	9,493	53,139	24,028
Adjusted net income (loss), excluding certain non-cash items(a)	7,149	984	20,305	(8,585)
Adjusted net income (loss), excluding certain non-cash items(a) , per share – basic	$0.04	$0.01	$0.13	$(0.07)
Adjusted net income (loss), excluding certain non-cash items(a), per share – diluted	$0.04	$0.01	$0.12	$(0.07)
Liquidity(a)	52,368	21,750	52,368	21,750
Weighted average shares outstanding – basic	164,411	133,597	161,141	122,132
Weighted average shares outstanding – diluted	166,519	133,597	162,844	122,132

Production from Continuing Operations:
Crude oil per day (Bblpd)	5,325	4,923	4,311	3,750
Natural gas per day (Mcfpd)	12,334	10,087	10,655	8,633
Natural gas liquids per day (Bblpd)	1,407	1,350	1,304	993
Crude oil equivalent per day (Boepd)	8,788	7,955	7,391	6,181
Crude oil equivalent (MBoe)	808	732	2,698	2,262

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$49.86	$40.16	$48.24	$38.70
Natural gas ($ per Mcf)	1.78	1.65	1.81	1.26
Natural gas liquids ($ per Bbl)	16.59	6.90	11.99	4.27
Crude oil equivalent ($ per Boe)	35.37	28.12	32.86	25.92

Expenses:
Lease operating ($ per Boe)	$4.41	$6.28	$5.63	$8.05
Production taxes (% of oil and gas revenue)	8.1%	8.4%	8.4%	9.7%
General and administrative, excluding stock-based compensation ($ per Boe)	$5.99	$6.20	$4.83	$4.58
Cash interest ($ per Boe)	1.19	1.17	0.93	1.69
Depreciation, depletion and amortization ($ per Boe)	10.59	8.88	9.72	10.80

(a)    See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	December 31, 2017	December 31, 2016

Cash	$1,618	$—
Working capital	(34,361)	(7,178)
Property and equipment – net	237,767	136,311
Total assets	273,806	161,648

Long-term debt	87,354	96,616
Stockholders’ equity	106,308	18,505
Common shares outstanding	165,890	135,094

Working capital per bank loan covenants (a)	(23,262)	(4,064)

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our bank loan covenants.
This working capital calculation excludes the unused commitment amount which is included for our current ratio calculation.

ABRAXAS PETROLEUM CORPORATION CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Twelve Months Ended December 31,
	2017	2016	2015

Revenues:
Oil	$73,584	$50,965	$59,270
Gas	6,898	3,978	5,854
Natural gas liquids	5,707	1,550	1,878
	86,189	56,493	67,002
Other	75	62	28
	86,264	56,555	67,030
Operating costs and expenses:
Lease operating	15,197	18,205	23,074
Production and ad valorem taxes	7,228	5,454	6,679
Rig expense	—	664	—
Depreciation, depletion, and amortization	26,226	24,431	38,721
Impairment	—	67,626	128,573
General and administrative (including stock-based compensation of $3,238, $3,194, and $3,912, respectively)	16,276	13,562	11,788
	64,927	129,942	208,835
Operating income (loss)	21,337	(73,387)	(141,805)

Other (income) expense:
Interest income	(1)	(1)	(2)
Interest expense	2,948	4,319	3,906
Amortization of deferred financing fees	423	1,019	643
(Gain) on sale of properties	(102)	(374)	—
Loss (gain) on derivative contracts	1,849	18,028	(19,301)
Other	214	—	318
	5,331	22,991	(14,436)
Income (loss) before income tax	16,006	(96,378)	(127,369)
Income tax benefit	—	—	279
Net income (loss)	16,006	(96,378)	(127,090)
Loss from discontinued operations - net of tax	—	—	(20)
Net Income (loss)	$16,006	$(96,378)	$(127,110)

Net income (loss) per common share - basic	$0.10	$(0.79)	$(1.21)

Net income (loss) per common share - diluted	$0.10	$(0.79)	$(1.21)

Weighted average shares outstanding:
Basic	161,141	122,132	104,605
Diluted	162,844	122,132	104,605

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP") in the United States of America, EBITDA is an appropriate measure of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is defined as net income (loss) plus interest expense, deferred income taxes, depreciation, depletion and amortization expenses, impairments, unrealized gains and losses on derivative contracts, and stock-based compensation. EBITDA is a non-GAAP financial measure as defined under SEC rules. EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. EBITDA excludes some, but not all items that affect net income and may vary among companies. The EBITDA presented below may not be comparable to similarly titled measures of other companies.

We have also disclosed Adjusted EBITDA per bank loan covenants. Adjusted EBITDA per bank loan covenants is a non-GAAP financial measure as defined under SEC rules. Our management believes that information regarding Adjusted EBITDA per bank loan covenants is material to an understanding of our financial condition and liquidity. Adjusted EBITDA per bank loan covenants should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Adjusted EBITDA per bank loan covenants presented below may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(4,109)	$(5,301)	$16,006	$(96,378)
Net interest expense	1,072	969	2,947	4,318
Depreciation, depletion and amortization	8,560	6,500	26,226	24,431
Amortization of deferred financing fees	69	256	423	1,019
Impairment	—	—	—	67,626
Stock-based compensation	739	784	3,238	3,194
Unrealized loss on derivative contracts	11,258	6,285	4,299	19,818
EBITDA	$17,589	$9,493	$53,139	$24,028

EBITDA	$17,589	$9,493	$53,139	$24,028
Realized loss on derivative monetization	—	—	—	349
Monetized derivative contracts	—	—	—	14,370
Expenses related to equity offering/loan amendments/permitted acquisitions	164	29	4,856	1,776
Adjusted EBITDA per bank loan covenants	$17,753	$9,522	$57,995	$40,523

This release also includes a discussion of “adjusted net income (loss), excluding certain non-cash items,” which is also a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income (loss), excluding ceiling test impairment and unrealized changes in derivative contracts. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items. The calculation of adjusted net income (loss), excluding certain non-cash items presented below may not be comparable to similarly titled measures of other companies.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815: Derivatives and Hedging as amended and interpreted, which requires Abraxas to record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on December 31, 2016 were $53.72 per barrel compared to $60.42 on December 29, 2017; therefore, the mark-to-market valuation changed considerably from period to period.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(4,109)	$(5,301)	$16,006	$(96,378)
Impairment	—	—	—	67,626
Unrealized loss on derivative contracts	11,258	6,285	4,299	19,818
Realized loss on derivative monetization	—	—	—	349
Adjusted net income (loss), excluding certain non-cash items	$7,149	$984	$20,305	$(8,585)
Net (loss) income per share – basic	$(0.02)	$(0.04)	$0.10	$(0.79)
Net (loss) income per share – diluted	$(0.02)	$(0.04)	$0.10	$(0.79)
Adjusted net income (loss), excluding certain non-cash items, per share – basic	$0.04	$0.01	$0.13	$(0.07)
Adjusted net income (loss), excluding certain non-cash items, per share – diluted	$0.04	$0.01	$0.12	$(0.07)

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company's ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company's financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

(In thousands)	December 31, 2017	December 31, 2016

Borrowing base	$135,000	$115,000
Cash and cash equivalents	1,618	—
Revolving credit facility - outstanding borrowings	(84,000)	(93,000)
Outstanding letters of credit	(250)	(250)
Liquidity	$52,368	$21,750